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                                                                       EXHIBIT 5
                                                                November 1, 2001






Clark/Bardes, Inc.
102 South Wynstone Park Drive
North Barrington, Illinois 60010


Ladies and Gentlemen:

         We have acted as counsel to Clark/Bardes, Inc. (the "Company") in connection with the registration of 4,168,750 shares of Common Stock, $0.01 par value per share, of the Company (the "Shares"), consisting of (i) 3,543,750 shares being offered by the Company, including 543,750 shares subject to an underwriters' over-allotment option (the "Company Shares"), and 625,000 shares being offered by certain selling stockholders (the "Selling Stockholders' Shares"), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement").

         In rendering this opinion, we have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures. As to questions of fact material to our opinion, we have relied, without investigation, upon the representations of: (a) officers of the Company contained in certificates delivered to us; and (b) public officials.

         Based upon the foregoing, we are of the opinion that: (i) the Company Shares are duly authorized, and upon issuance and delivery in accordance with the Underwriting Agreement referred to in the Registration Statement, will be validly issued, fully paid and non-assessable; and (ii) the Selling Stockholders' Shares have been validly issued and are fully paid and non-assessable.


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Clark/Bardes, Inc.
November 1, 2001
Page 2

         We hereby consent to the use of this opinion in connection with the Registration Statement and the Prospectus included therein and to the use of our name under the heading "Legal Matters" in the Prospectus.

                                           Very truly yours,



                                           /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ